UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2010

PINNACLE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23909	54-1832714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Broad Street, Altavista, Virginia	24517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (434) 369-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2010, based on the recommendation of the Compensation Committee of the Board of Directors, the Board of Directors of Pinnacle Bankshares Corporation (the “Company”) amended the Pinnacle Bankshares Corporation 2004 Incentive Stock Plan (the “Plan”) to:

(i) provide that restricted stock units, stand-alone stock appreciation rights and stock awards, which are not restricted, may be granted under the Plan, in addition to incentive stock options, non-qualified stock options, tandem stock appreciation rights and restricted stock, which were already available to be granted under the Plan;

(ii) make certain changes in connection with the potential applicability of Section 409A of the Internal Revenue Code of 1986, as amended, to awards under the Plan;

(iii) update the definition of “Fair Market Value” for awards granted under the Plan after February 9, 2010, to reference the closing market price of the Company’s common stock;

(iv) clarify that appropriate adjustments must be made to outstanding awards in the event of certain capital adjustments, such as dividends and stock splits, so that outstanding awards retain their economic value or opportunity;

(v) add, for awards granted after February 9, 2010, the ability to use the net exercise method for option exercises, where the Company withholds a number of shares equal to the option price;

(vi) provide that the committee responsible for administering the Plan will determine whether the settlement of stock appreciation rights will be made in stock or cash; and

(vii) add other administrative and clarifying terms and provisions to the Plan.

The amendments did not increase the number of shares authorized for issuance under the Plan, increase the annual limits on awards that can be made under the Plan, extend the term of the Plan or change the categories of people eligible to receive awards under the Plan. The amendments to the Plan did not require shareholder approval and are effective February 9, 2010.

The foregoing summary of the amendments to the Plan is qualified in its entirety by reference to the amended Plan, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.4	Pinnacle Bankshares Corporation 2004 Incentive Stock Plan, as amended February 9, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE BANKSHARES CORPORATION

Date: February 16, 2010	By:	/s/ Bryan M. Lemley
Bryan M. Lemley
Treasurer and Chief Financial Officer